UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11350	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, 39th Floor, Los Angeles, California	90067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.)

Not applicable.

Item 7. Financial Statements and Exhibits
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 5.1

Item 7. Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement, dated April 24, 2003, between the Registrant and Citigroup Global Markets Inc. and Lehman Brothers Inc., relating to the Registrant’s 4.500% Notes due May 1, 2008 and 5.875% Notes due May 1, 2013 (the “Notes”).

4.1	Officers’ Certificate (without exhibits), dated April 29, 2003, establishing the terms of the 4.500% Notes due May 1, 2008.

4.2	Officers’ Certificate (without exhibits), dated April 29, 2003, establishing the terms of the 5.875% Notes due May 1, 2013.

4.3	Form of certificate for the 4.500% Notes due May 1, 2008.

4.4	Form of certificate for the 5.875% Notes due May 1, 2013.

5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By:	Alan H. Lund
Vice Chairman and
Chief Financial Officer

DATED: April 29, 2003